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                                                                  Exhibit (c)(8)



                              HOLOPHANE CORPORATION

                            1996 INCENTIVE STOCK PLAN


         SECTION l. PURPOSES. The purposes of the Holophane Corporation 1996 Incentive Stock Plan are to promote the interests of Holophane Corporation and its stockholders by (a) attracting and retaining exceptional executive personnel and other key employees of, and advisors and consultants to, and directors of the Company and its Subsidiaries; (b) motivating such employees, advisors and consultants and Eligible Directors by means of performance-related incentives to achieve longer-range performance goals; and (c) enabling such employees, advisors and consultants and Eligible Directors to participate in the long-term growth and financial success of the Company.

         SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

         "Award" shall mean any Option, Restricted Stock Award or Performance Award but shall not include any Director Option.

         "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" shall mean a committee of the Board designated by the Board to administer the Plan which shall satisfy the requirements contained in Section 1.162-27(c)(4) of the Final Regulations. The Committee shall be composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom shall be (a) a person from time to time permitted by the rules promulgated under Section 16 of the Act in order for grants of Awards to be exempt transactions under said Section 16; and (b) receiving remuneration in no other capacity than as a director, except as permitted under Section 1.162-27(e)(3) of the Final Regulations.

         "Company" shall mean Holophane Corporation, a Delaware corporation, together with any successor thereto.

         "Covered Employee" shall mean any individual who, on the last day of the Company's taxable year, is

                  (a) the chief executive officer of the Company or is acting in such capacity; or

                  (b) among the four highest compensated officers (other than the chief executive officer).

For this purpose, whether an individual is the chief executive officer or one of the four highest compensated officers of the Company shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

         "Director Option" shall mean a Non-Qualified Stock Option granted to each Eligible Director pursuant to Section 6(e) without any action by the Board or the Committee.

         "Eligible Director" shall mean, on any date, a person who is serving as a member of the Board but shall not include a person who is an Employee of the Company or a Subsidiary.



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         "Employee" shall mean (a) an employee of the Company or of any
Subsidiary; and (b) an advisor or consultant to the Company or to any Subsidiary.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion, provided that the fair market value of Shares of Common Stock shall be determined by reference to the most recent closing price quotation or, if none, the average of the bid and asked prices, as reported as of the most recent available date with respect to the sale of Common Stock on any quotation system approved by the National Association of Securities Dealers then reporting sales of Common Stock or on any national securities exchange on which the Common Stock is then listed.

         "Final Regulations" shall mean the final regulations promulgated by the Internal Revenue Service under Section 162(m) of the Code.

         "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

         "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option but shall not include a Director Option.

         "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan.

         "Performance Award" shall mean any right granted under Section 8 of the Plan.

         "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Plan" shall mean the Holophane Corporation 1996 Incentive Stock Plan.

         "Restricted Stock" shall mean any Share granted under Section 7 of the Plan.

         "Rule l6b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

         "Shares" shall mean shares of Common Stock, par value $.0l per share, of the Company or such other securities of the Company as may be designated by the Committee from time to time.

         "Subsidiary" shall mean any corporation which, on the date of determination, qualified as a subsidiary corporation of the Corporation under
Section 425(f) of the Code.

         "Substitute Awards" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

         "Ten Percent Stockholder" shall mean any stockholder who, at the time an Incentive Stock Option is granted to such stockholder, owns (within the meaning of Section 425(d) of the Code) more than ten percent of the voting power of all classes of stock of the Company or a subsidiary.




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         SECTION 3.  ADMINISTRATION.

                  (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee;
(iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding anything else contained in the Plan to the contrary, neither the Committee nor the Board shall have any discretion regarding whether an Eligible Director shall receive a Director Option pursuant to Section 6(e) or regarding the terms of any Director Option, including, without limitation, the number of Shares subject to such Director Option, the timing of the grant or the exercisability of such Director Option or the exercise price per Share of such Director Option.

                  (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

         SECTION 4.  SHARES AVAILABLE FOR AWARDS.

                  (a) Shares Available. Subject to adjustment as provided in
Section 4(b), the number of Shares with respect to which Awards and Director Options may be granted under the Plan shall be 800,000. If, after the effective date of the Plan, any Shares covered by an Award or Director Option granted under the Plan, or to which such an Award or Director Option relates, are forfeited, or if an Award or Director Option otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award or Director Option, or to which such Award or Director Option relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards and Director Options may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Awards and Director Options may be granted, to the extent permissible under Rule l6b-3. In the event that any Option, Director Option or other Award granted hereunder is exercised through the delivery of Shares, the number of Shares available for Awards under the Plan shall be increased by the number of Shares surrendered, to the extent permissible under Rule l6b-3.

                  (b) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall proportionately adjust any or all (as necessary) of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted; (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award; provided, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such




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authority would cause the Plan to violate Section 422(b)(l) of the Code, as from time to time amended. If, pursuant to the preceding sentence, an adjustment is made to outstanding Options held by Participants, a corresponding adjustment shall be made to outstanding Director Options and if, pursuant to the preceding sentence, an adjustment is made to the number of Shares authorized for issuance under the Plan, a corresponding adjustment shall be made to the number of Shares subject to each Director Option thereafter granted pursuant to Section 6(e).

                  (c) Sources of Shares. Any Shares delivered pursuant to an Award or Director Option may consist, in whole or in part, of authorized and unissued Shares or of Treasury Shares.

         SECTION 5. ELIGIBILITY. Any Employee, including any officer or employee-director of the Company or any Subsidiary, who is not a member of the Committee, shall be eligible to be designated a Participant, except that only Employees who are Employees of the Company or a subsidiary shall be eligible for the grant of Incentive Stock Options. Each Eligible Director shall receive nondiscretionary Director Options in accordance with, and only in accordance with, Section 6(e) hereof.

         SECTION 6. OPTIONS AND DIRECTOR OPTIONS.

                  (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options or to grant Non-Qualified Stock Options or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute, including, without limitation, the requirements of Code Section 422(d) which limit the aggregate Fair Market Value of Shares for which Incentive Stock Options are exercisable for the first time to $100,000 per calendar year. Each provision of the Plan and of each written option agreement relating to an Option designated as an Incentive Stock Option shall be construed so that such Option qualifies as an Incentive Stock Option, and any provision that cannot be so construed shall be disregarded.

                  (b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price, except in the case of Options that are substitute Awards, shall not be less than 100% of the per Share Fair Market Value on the date of grant. Notwithstanding any provision contained herein, in the case of an Incentive Stock Option, the exercise price at the time such Incentive stock Option is granted to any Employee who, at the time of such grant, is a Ten Percent Stockholder, shall not be less than 110% of the per Share Fair Market Value on the date of grant.

                  (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter; provided, in the case of an Incentive Stock Option, a Participant may not exercise such Incentive Stock Option after (i) the date which is ten years (five years in the case of a Participant who is a Ten Percent Stockholder) after the date on which such Incentive Stock Option is granted; or (ii) the date which is three months (twelve months in the case of a Participant who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date on which he ceases to be an Employee of the Company or a Subsidiary. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. The Committee shall have the right to accelerate the exercisability of any Option or outstanding Option in its discretion.

                  (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest) or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.




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                  (e) Director Options. Notwithstanding anything else contained herein to the contrary, each Eligible Director shall receive, on the first business day after each annual meeting of stockholders of the Company beginning with the 1997 annual meeting, provided that the Eligible Director is serving as a member of the Board on such date, a grant of a Director Option to purchase 4,000 Shares at an exercise price per Share equal to the Fair Market Value on the date of grant. A Director Option shall be exercisable until the earlier to occur of the following two dates: (i) the tenth anniversary of the date of grant of such Director Option; or (ii) three months (twelve months in the case of an Eligible Director who becomes disabled, as defined in Section 22(e)(3) of the Code or who dies) after the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board after having been convicted of, or pled guilty or nolo contendere to, a felony, his Director Option shall be canceled on the date he ceases to be a member of the Board. An Eligible Director may pay the exercise price of a Director Option in the manner described in Section 6(d).

         SECTION 7.  RESTRICTED STOCK.

                  (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock will vest and no longer be subject to forfeiture to the Company and the other terms and conditions of such Awards. The Committee shall have the right to accelerate the vesting of any Restricted Stock or outstanding Restricted Stock in its discretion.

                  (b) Transfer Restrictions. Until the lapse of applicable restrictions, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

                  (c) Payment of Dividends. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

         SECTION 8.  PERFORMANCE AWARDS.

                  (a) Grant. The Committee shall have sole and complete authority to determine who shall receive a Performance Award denominated in cash or Shares; (i) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish; and (ii) payable at such time and in such form as the Committee shall determine.

                  (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

                  (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

         SECTION 9.  CODE SECTION 162(m) LIMITATIONS.

                  (a) General Limitations. Any Awards issued under this Plan to Covered Employees must satisfy the requirements of this Section 9.



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                  (b)      Requirements For All Awards. Any award issued to a
Covered Employee shall constitute qualified performance-based compensation. For this purpose, an Award shall constitute qualified performance-based compensation to the extent that:

                           (i) it is granted by the Committee on account of the
                  attainment of one or more preestablished, objective performance goals established by the Committee, in accordance with the provisions of Section 1.162-27(e)(2) of the Final Regulations;

                      (ii) the material terms of the performance goal under
                  which the Award is issued are disclosed to and subsequently approved by the stockholders of the Company, in accordance with the provisions of Section 1.162-27(e)(4) of the Final Regulations; and

                     (iii) the Committee certifies, in writing, prior to the
                  payment of any compensation under the Award, that the performance goals and any other material terms were in fact satisfied.

                  (c) Special Rules For Options. The grant of an Option to a Covered Employee under this Plan shall satisfy the requirements of Section 9(b)(i) above to the extent that the following requirements are satisfied:

                           (i) subject to the provisions of Section 4(b), no
                  Employee shall receive Options for more than 100,000 Shares over any one-year period. For this purpose, to the extent that any Option is canceled (as described in Section 1.162-27(e)(2)(vi)(B) of the Final Regulations), such canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to a Covered Employee under the Plan; and

                      (ii) under the terms of the Option, the amount of
                  compensation that the Covered Employee may receive is based solely on an increase in the value of the Shares after the grant of the Option, unless the grant of such Option is contingent upon the attainment of a performance goal that otherwise satisfies the requirements of Section 9(b)(i) above.

         SECTION 10.  AMENDMENT AND TERMINATION.

                  (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act for which or with which the Board deems it necessary or desirable to qualify or comply; and, provided further, that no amendment may be made to Section 6(e) or any other provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder. Notwithstanding anything to the contrary herein, the Committee may amend the Plan, subject to any stockholder approval required under Rule l6b-3, in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

                  (b)      Amendments to Awards. Subject to the provisions of
Section 9, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award therefore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award therefore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

                  (c)      Cancellation. Any provision of this Plan (except
Section 9) or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in



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consideration of the granting to the holder of an alternative Award having a
Fair Market Value equal to the Fair Market Value of such canceled Award.

         SECTION 11.  GENERAL PROVISIONS.

                  (a)      Nontransferability.

                           (i) Each Award and each Director Option, and each
                  right under any Award or any Director Option, shall be exercisable during the Participant's or the Eligible Director's lifetime only by the Participant or the Eligible Director or, if permissible under applicable law, by the Participant's or the Eligible Director's guardian or legal representative or a transferee receiving such Award pursuant to a qualified domestic relations order ("QDRO"), as determined by the Committee.

                      (ii) No Award or Director Option that constitutes a
                  "derivative security," for purposes of Section 16 of the Exchange Act, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant or Eligible Director otherwise than by will or by the laws of descent and distribution or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                  (b) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

                  (c) Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock exchange or national securities association upon which such Shares or other securities are then listed and any applicable federal or state laws; and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (d) Withholding. A Participant or Eligible Director may be required to pay to the Company or any Subsidiary and the Company or any Subsidiary shall have the right and is hereby authorized to withhold from any Award or Director Option, from any payment due or transfer made under any Award or any Director Option or under the Plan or from any compensation or other amount owing to a Participant or Eligible Director the amount of any applicable withholding taxes in respect of an Award or a Director Option, its exercise or any payment or transfer under an Award, under a Director Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With respect to Participants who are not subject to Section 16 of the Exchange Act, the withholding may be in the form of cash, shares, other securities, other Awards or other property as the Committee may allow. With respect to Participants and Eligible Directors who are subject to Section 16 of the Exchange Act, the withholding shall be in cash or in any other property permitted by Rule 16b-3 as the Committee may allow. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

                  (e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company.

                  (f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements,




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which may, but need not, provide for the grant of options, restricted stock,
Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

                  (g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

                  (h) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

                  (i) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

                  (j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

                  (k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

                  (l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such rights shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary

                  (m) Rule l6b-3 Compliance. With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                  (n) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                  (o) No Impact on Benefits. Plan Awards shall not be treated as compensation for purposes of calculating an Employee's rights under any employee benefit plan.



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                  (p) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

         SECTION 12.  TERM OF THE PLAN.

                  (a) Effective Date. The Plan shall be effective as of February 20, 1996, the date of its approval by the directors of the Company, subject to the approval of the stockholders of the Company within 12 months of such date.

                  (b) Expiration Date. No Award shall be granted under the Plan after February 20, 2006, the ten year anniversary of the effective date of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after February 20, 2006.

                                 1999 AMENDMENT

                                       TO

                              HOLOPHANE CORPORATION

                            1996 INCENTIVE STOCK PLAN

WHEREAS, effective February 20, 1996, Holophane Corporation ("Company") adopted the Holophane Corporation 1996 Incentive Stock Plan ("Plan");

WHEREAS, the Company wants to amend the Plan;

NOW, THEREFORE, the following amendments are adopted effective June 1, 1999.

1. Section 2 of the Plan is amended by adding the following new definition:

         "Change of Control" means the occurrence of any of the following events after June 1, 1999 (i) the acquisition by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any Person who on June 1, 1999 was the beneficial owner of twenty percent (20%) or more of the combined voting power of the Voting Securities of the Company outstanding on such date; or (ii) a change in the composition of a majority of the Board of Directors of the Company within a three (3) year period, which change shall not have been approved by a majority of the persons then surviving as Directors who also comprised the Board of Directors of the Company immediately prior to the commencement of such period; or (iii) the consummation of any reorganization, merger or consolidation other than a reorganization, merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least sixty percent (60%) of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such reorganization, merger or consolidation; or (iv) the consummation of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.


2. Section 6(d) is amended by the addition of the following two new sentences:

         If the option price for a nonqualified stock option is paid by exchanging Shares owned by the optionee, the optionee also may elect to defer any gain on that exchange (or on the exercise of the option) by instructing the Company to credit that gain to the optionee's account under the Holophane Corporation Second Amended and Restated Supplemental Executive Retirement Plan (or any successor to that plan) or the Holophane Corporation Fee Deferral Plan for Non-Employee Directors. This election may be made by following procedures prescribed in that plan.


3. Section 6 is further amended by the addition of the following new paragraph (f):

         (f) In the event of a Change of Control in which voting securities of the Company are exchanged for cash, each optionee may direct that all or a portion of the proceeds received under this paragraph 6(f) be transferred to either the Holophane Corporation Executives' Deferred Compensation Plan, the Holophane Corporation Executives' Deferred Compensation Program or the Holophane Corporation Fee Deferral Plan for Non-Employee Directors, whichever is appropriate. This election, if made, must be made by completing a Deferral Notice, in the form attached as Exhibit A and by returning the notice to the Company before a Change of Control occurs.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized officer effective June 1, 1999.

                                                     HOLOPHANE CORPORATION

DATE: _________, 1999                                BY: ______________________

                                                     ITS: _____________________

                                    EXHIBIT A

                                 1999 AMENDMENT

                                       TO

                              HOLOPHANE CORPORATION

                            1996 INCENTIVE STOCK PLAN

                                 DEFERRAL NOTICE

Name: ____________________________________________________________

Soc. Sec. No.: ___________________________________________________

Date of Birth: ___________________________________________________

Address: _________________________________________________________

__________________________________________________________________

                                     PART A
                             ELECTION TO PARTICIPATE

Complete this portion of this form to defer part or all of the cash received on the conversion of stock options in connection with a Change of Control. Complete Part C of this form if you do not want to participate in this Program.

1. By completing this Deferral Notice and subject to the terms of the Plan, I direct that the cash received, in connection with a Change of Control, on the conversion of the options described below be transferred to the Holophane Corporation Executives' Deferred Compensation Plan, the Holophane Corporation Executives' Deferred Compensation Program or the Holophane Corporation Fee Deferral Plan for Non-Employee Directors, as appropriate:

         __________ 100% of the amount realized on the conversion of all nonqualified and incentive stock options, whether or not vested; or

         The amount realized on the conversion of the following VESTED NONQUALIFIED STOCK OPTIONS:

         Date Granted                                          Number of Options


         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         --------------------------


         The amount realized on the conversion of the following NONVESTED NONQUALIFIED STOCK OPTIONS:

         Date Granted                                          Number of Options


         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         --------------------------

         The amount realized on the conversion of the following VESTED INCENTIVE STOCK OPTIONS:

         Date Granted                                          Number of Options


         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         --------------------------

         The amount realized on the conversion of the following NONVESTED INCENTIVE STOCK OPTIONS:

         Date Granted                                          Number of Options


         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         --------------------------

                                     PART B
            ELECTION TO DEFER GAIN ON TRANSFER OF HOLOPHANE SHARES AS
                        PART OF EXERCISE OF STOCK OPTION

SIGN BELOW IF YOU WANT TO DEFER GAIN YOU OTHERWISE WOULD REALIZE IF YOU EXERCISE A STOCK OPTION BY SURRENDERING SHARES OF HOLOPHANE STOCK YOU OWN INSTEAD OF PAYING CASH TO EXERCISE THAT OPTION AND TO DEFER THE GAIN OTHERWISE RECOGNIZED ON THAT TRANSACTION BY HAVING IT TRANSFERRED TO THE HOLOPHANE CORPORATION SECOND AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.


____________________________________  _________________________________________
              Date                                    Signature

                                      _________________________________________
                                                  Name (please print)

Received by Employer on: ___________________

                                     PART C
                             WAIVER OF PARTICIPATION

Complete this portion of this form if you do not want to defer any portion of the cash received on the conversion of stock options in connection with a Change of Control. Complete Part A of this form if you do want to defer part or all of the cash received on the conversion of stock options in connection with a Change of Control.

I elect to waive any right to defer receipt of any portion of the cash received on the conversion of stock options in connection with a Change of Control.


____________________________________  _________________________________________
              Date                                    Signature

                                      _________________________________________
                                                  Name (please print)

Received by Employer on: ___________________

By: ________________________________________